EX-99.B(d)(1)(i)

WELLS FARGO VARIABLE TRUST

INVESTMENT ADVISORY AGREEMENT

Schedule A

Variable Trust Funds	Advisory Fee (as a % of Average Daily Net Assets)
Asset Allocation Fund	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.55 0.50 0.45 0.425 0.40

C&B Large Cap Value Fund[1] (currently named the Equity Value Fund)	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.55 0.50 0.45 0.425 0.40

Discovery Fund*	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60

Equity Income Fund	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.55 0.50 0.45 0.425 0.40

International Core Fund[2] (currently named the International Equity Fund)	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60

Large Company Core Fund[3] (currently named the Growth Fund)	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.55 0.50 0.45 0.425 0.40

Large Company Growth Fund	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.55 0.50 0.45 0.425 0.40

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[1]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Equity Value Fund will be renamed the C&B Large Cap Value Fund.
[2]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the International Equity Fund will be renamed the International Core Fund.
[3]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Growth Fund will be renamed the Large Company Core Fund.

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Money Market Fund	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.30 0.30 0.275 0.275 0.250

Multi Cap Value Fund*	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60

Opportunity Fund*	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60

Small Cap Growth Fund	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.75 0.70 0.65 0.625 0.60

Total Return Bond Fund	0-499M 500-999M 1-2.99B 3-4.99B >4.99B	0.45 0.40 0.35 0.325 0.30

Approved by Board of Trustees: February 8, 2005

The foregoing fee schedule is agreed to as of February 8, 2005 and shall remain in effect until changed in writing by the parties.

WELLS FARGO VARIABLE TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.

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